POWER OF ATTORNEY


	1.	Designation of Attorneys-in-Fact.  The
undersigned, hereby designates each of Robert E. Bies, Jonathan A. Flatow, Donald J. Riccitelli, Donald Panos, Gary J. Kocher and Devin W. Stockfish, individuals with full power of substitution, as my attorney-in-fact to act for me and in my name, place and stead, and on my behalf in connection with the matters set forth in Item 2 below.

	2.	Powers of Attorney-in-Fact.
Each attorney-in-fact, as fiduciary, shall have the authority to sign all such U.S. Securities and Exchange Commission ("SEC") reports, forms and other filings, specifically including but not limited to Forms 3, 4, 5 and 144, as such attorney-in-fact deems necessary or desirable in connection with the satisfaction of my reporting obligations under the rules and regulations of the SEC.

	3.	Effectiveness.  This power of attorney
shall become effective upon the execution of this document.


	4.	Duration.  This power of attorney shall remain in effect until revoked by me. This power of attorney shall not be affected by disability of the principal.

	5.	Revocation.  This power of attorney may be
revoked in writing at any time by my giving written notice to the attorney-in-fact. If this power of attorney has been recorded, the written notice of revocation shall also be recorded.

	Date:  September 29,
2005.


	_Joseph A. Ripp___________
	  Joseph A. Ripp

STATE OF
Connecticut

COUNTY OF Fairfield

	SIGNED OR ATTESTED before me
on 9/30/05 by Katherine Treff.

			___Katherine Treff_________

			Signature of Notary Public
			__Katherine Treff____________

(SEAL)			Typed Name of Notary Public
			Residing at:_Greenwich,
CT______
			My commission expires:_3/31/06_